EXHIBIT 5.1


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                  June 7, 2002



Nicolet Bankshares, Inc.
110 South Washington Street
Green Bay, Wisconsin  54301

     RE:    REGISTRATION OF 1,000,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We have acted as counsel to Nicolet Bankshares, Inc. (the "Company"), a Wisconsin corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of 1,000,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of the Company.

     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     The opinions set forth herein are limited to the laws of the State of Wisconsin and applicable federal laws. As to the opinions expressed below, which involve matters arising under


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Nicolet Bankshares, Inc.
June 7, 2002
Page 2



the laws of the State of Wisconsin, we have relied solely on the opinion of Liebmann, Conway, Olejniczak & Jerry, S.C., who are admitted to practice law in that state, and we have made no independent examination of the laws of that state.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized, and when the Shares are issued and delivered to investors, as described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                     Very truly yours,


                                     /s/  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


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